Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182016) and Forms S-8 (No. 333-181620, No. 333-155804 and No. 333-134924) of Montpelier Re Holdings Ltd. of our report dated February 26, 2014 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
February 26, 2014